UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, BBX Capital Corporation (“BBX”) holds a  46% equity interest in Woodbridge Holdings, LLC (“Woodbridge”), which owns 100% of Bluegreen Corporation (“Bluegreen”).

On September 26, 2013, Bluegreen completed a private offering and sale of approximately $110.6 million of investment-grade, timeshare loan-backed notes (the "2013-A Term Securitization"). The 2013-A Term Securitization consisted of the issuance of two tranches of timeshare loan-backed notes (the “Notes”): approximately $89.1 million of Class A and $21.5 million of Class B notes with note interest rates of 3.01% and 4.00%, respectively, which blended to an overall weighted average note interest rate of approximately 3.20%. The gross advance rate for this transaction was 93.75%. The Notes mature on December 4, 2028.  BB&T Capital Markets (“BB&TCM”) acted as the bookrunner, structuring agent and co-lead manager and Barclays Capital Inc. (“Barclays”) acted as co-lead manager. Both BB&TCM and Barclays acted as initial purchasers.

The amount of the timeshare receivables sold to BXG Receivables Note Trust 2013-A (the “Trust”) was approximately $118.0 million, approximately $95.4 million of which was sold to the Trust at closing and approximately $22.6 million is expected to be sold to the Trust prior to December 26, 2013. The gross proceeds of such sales to the Trust are anticipated to be approximately $110.6 million. A portion of the proceeds received to date were used to: repay Branch Banking and Trust Company ("BB&T") approximately $39.3 million, representing all amounts outstanding (including accrued interest) under Bluegreen's existing purchase facility with BB&T (the "BB&T Purchase Facility"); repay Liberty Bank approximately $9.7 million, (including accrued interest and a prepayment fee) under Bluegreen's existing facility with Liberty Bank (the “Liberty Bank Facility”); capitalize a reserve fund; and pay fees and expenses associated with the transaction.  Prior to the closing of the 2013-A Term Securitization, Bluegreen, as servicer, funded approximately $15.4 million in connection with the servicer redemption of the notes related to BXG Receivables Note Trust 2004-C/BXG Receivables Note Trust 2005-A, and certain of the timeshare loans in such trusts were sold to the Trust in connection with the 2013-A Term Securitization. The remainder of the gross proceeds from the 2013-A Term Securitization (net of the servicer redemption) of approximately $43.0 million, of which approximately $21.2 million will be received as the aforementioned approximately $22.6 million of timeshare receivables are sold to the Trust, are expected to be used for general corporate purposes.  As a result of the facility repayments described above, immediately after the closing of the 2013-A Term Securitization, (i) there were  no amounts outstanding under the BB&T Purchase Facility, which allows for maximum outstanding receivable-backed borrowings of $40.0 million on a revolving basis through December 17, 2013 and (ii) there was approximately $14.1 million outstanding under the Liberty Bank Facility, which allows for maximum outstanding receivable-backed borrowings of $50.0 million on a revolving basis through March 1, 2015. Thus, additional availability of approximately $48.8 million in the aggregate was created under the BB&T Purchase Facility and Liberty Bank Facility.

While ownership of the timeshare receivables included in the 2013-A Term Securitization is transferred and sold for legal purposes, the transfer of these timeshare receivables is accounted for as a secured borrowing for financial accounting purposes.  As a result, no gain or loss was recognized by Bluegreen in connection with the transaction.

The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and were subsequently offered and sold by the initial purchasers only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and, outside the United States, only to non-US investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered (which is not expected), the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The description of the 2013-A Term Securitization set forth above is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements and instruments governing the transaction, which are included as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1BXG Receivables Note Trust 2013-A, Standard Definitions

10.2Indenture between BXG Receivables Note Trust 2013-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc. as Club Trustee, Concord Servicing Corporation, as Backup Servicer, and U.S. Bank National Association, as Indenture Trustee, Paying Agent and Custodian, dated as of September 15, 2013

10.3Sale Agreement by and among BRFC 2013-A LLC, as Depositor, and BXG Receivables Note Trust 2013-A, as Issuer, dated as of September 15, 2013

10.4Transfer Agreement by and among Bluegreen Corporation, BXG Timeshare Trust I, as Seller, and BRFC 2013-A LLC, as Depositor, dated as of September 15, 2013

10.5    Purchase and Contribution Agreement by and among Bluegreen Corporation, as Seller, and BRFC 2013-A LLC, as Depositor, dated as of September 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: October 2, 2013
By: /s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1BXG Receivables Note Trust 2013-A, Standard Definitions

10.2Indenture between BXG Receivables Note Trust 2013-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc. as Club Trustee, Concord Servicing Corporation, as Backup Servicer, and U.S. Bank National Association, as Indenture Trustee, Paying Agent and Custodian, dated as of September 15, 2013

10.3Sale Agreement by and among BRFC 2013-A LLC, as Depositor, and BXG Receivables Note Trust 2013-A, as Issuer, dated as of September 15, 2013

10.4Transfer Agreement by and among Bluegreen Corporation, BXG Timeshare Trust I, as Seller, and BRFC 2013-A LLC, as Depositor, dated as of September 15, 2013

10.5  Purchase and Contribution Agreement by and among Bluegreen Corporation, as Seller, and BRFC 2013-A LLC, as Depositor, dated as of September 15, 2013